Exhibit 5.1

July 12, 2016

Alexandria Real Estate Equities, Inc.

385 E. Colorado Blvd., Suite 299

Pasadena, California  91101

Re:                          Registration Statement on Form S-3 (No. 333-207762)

Ladies and Gentlemen:

We have served as Maryland counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 7,475,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company (including up to 975,000 Shares issuable pursuant to an option), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  The Shares are to be issued (i) pursuant to the terms of an Underwriting Agreement, dated July 6, 2016 (the “Underwriting Agreement”), by and between the Company, each of Bank of America, N.A. (“BofA”), Citibank, N.A. (“Citibank”) and JPMorgan Chase Bank, National Association, London Branch (“JPMC”), in their capacities as sellers of Shares under the Underwriting Agreement, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named on Schedule A thereto, and (ii) pursuant to three initial letter agreements, each dated as of July 6, 2016, each as amended by an additional letter agreement, dated July 7, 2016 (collectively, the “Forward Sale Agreements” and, together with the Underwriting Agreement, the “Agreements”), by and between the Company and each of BofA, Citibank and JPMC, in their capacities as purchasers of Shares thereunder (in such capacities, the “Forward Purchasers”), relating to the forward sale by the Company to the Forward Purchasers.  Any Shares sold by the Company pursuant to the Underwriting Agreement are referred to herein as the “Company Shares,” and any Shares sold by the Company pursuant to the Forward Sale Agreements are referred to herein and defined below as the “Forward Shares.”

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                    The Registration Statement;

Alexandria Real Estate Equities, Inc.

July 12, 2016

2.                                    The Prospectus, dated November 3, 2015, as supplemented by a Prospectus Supplement, dated July 6, 2015 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) of the General Rules and Regulations promulgated under the 1933 Act;

3.                                    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                                    The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                                    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                    The Agreements;

7.                                    Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other matters, the authorization of the sale and issuance of the Company Shares and the Forward Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

8.                                    A certificate executed by an officer of the Company, dated as of the date hereof; and

9.                                    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                    Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.                                    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Alexandria Real Estate Equities, Inc.

July 12, 2016

4.                                    All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                    The Company Shares and the Forward Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                    The issuance of the Company Shares and the Forward Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Agreements and the Resolutions, the Company Shares and the Forward Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Alexandria Real Estate Equities, Inc.

July 12, 2016

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP